Exhibit 99.2

Company Contacts:
Tom Brandt	Scott Liolios
Senior Vice President & CFO	Investor Relations
TeleCommunication Systems, Inc.	Liolios Group, Inc.
410-280-1001	949-574-3860
brandtt@telecomsys.com	scott@liolios.com

TCS CLOSES ON $10 MILLION IN EQUITY FINANCING

ANNAPOLIS, MD — September 1, 2004 — TeleCommunication Systems, Inc. (Nasdaq: TSYS), a global leader in wireless data technology, announced it closed yesterday on the equity financing arrangement announced earlier in the day.

ABOUT TELECOMMUNICATION SYSTEMS, INC.

TeleCommunication Systems, Inc. (TCS) (NASDAQ:TSYS) is a leading provider of mission critical wireless data solutions to carrier, enterprise and government customers. TCS’ wireless data offerings include location-based Enhanced 9-1-1 services, and messaging and location service infrastructure for wireless operators, real-time market data and alerts to financial institutions, mobile asset management and mobile office solutions for enterprises, and encrypted satellite communications to government customers. For more information visit www.telecomsys.com.

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